Exhibit 99.3

FORM OF ELECTION AND LETTER OF TRANSMITTAL

This Form of Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated October 5, 2020 (as amended from time to time, the “Merger Agreement”), by and among BridgeBio Pharma, Inc. (“BridgeBio”), Eidos Therapeutics, Inc. (“Eidos”), Globe Merger Sub I, Inc. (“Merger Sub I”) and Globe Merger Sub II, Inc. (“Merger Sub II”), and the Joint Proxy Statement/Prospectus (File No. 333-[•]) of BridgeBio and Eidos on Form S-4 filed on November 6, 2020, as amended, with the Securities and Exchange Commission (the “Joint Proxy Statement/Prospectus”). The Merger Agreement provides for the acquisition of the shares of common stock of Eidos (“Eidos common stock”) not held by BridgeBio or its subsidiaries through the following steps, on the terms and conditions set forth in the Merger Agreement: (i) Merger Sub I will merge with and into Eidos (the “initial merger”), with Eidos surviving the initial merger and (ii) immediately following the initial merger, Eidos will merge with and into Merger Sub II (the “subsequent merger,” and together with the initial merger, the “mergers”), with Merger Sub II surviving as an indirect, wholly owned subsidiary of BridgeBio.

YOU MUST USE THIS FORM:

•	To tell the Exchange Agent whether you prefer to receive BridgeBio common stock or cash (or a combination of BridgeBio common stock and cash) in the mergers in exchange for your Eidos common stock.

•	To submit your Eidos common stock certificate(s).

YOU MUST COMPLETE BOXES A, B AND D AND

CHECK ONE OF THE ELECTION ALTERNATIVES NOTED UNDER “ELECTION” BELOW

To the Exchange Agent:

I hereby surrender the shares of Eidos common stock identified in Box A:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	BOX A DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)

	Certificate No(s)	Number of Shares

TOTAL SHARES

TIME IS CRITICAL. YOUR IMMEDIATE ATTENTION IS NECESSARY.

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

This Election Form permits you to make an election as to the type of consideration (cash and/or BridgeBio stock) that you wish to receive in connection with the mergers. This Election Form may be used to make an election only with respect to certain shares of Eidos common stock that you hold, as listed below. The deadline for submitting this Election Form is 5:00 p.m., New York City time, on the date which is as near as practicable to three business days preceding the closing date of the mergers (the “Election Deadline”), unless otherwise agreed to in advance by BridgeBio and Eidos. BridgeBio and Eidos will announce, by press release, the Election Deadline at least five business days prior to the Election Deadline, but you are encouraged to return your Election Form as soon as possible. If the Election Deadline is delayed, BridgeBio and Eidos will promptly announce such delay and, when determined, the rescheduled Election Deadline. To make an effective election, this Election Form must be completed by the holder and RECEIVED by American Stock Transfer & Trust Company, LLC, the Exchange Agent, no later than 5:00 p.m., New York City time, on the date of the Election Deadline and, with respect to certificated shares, together with the certificate(s) representing all shares of Eidos common stock to which this Election Form relates. Any shares held beneficially, including through The Depository Trust Company (“DTC”), must be submitted by your broker, bank or other nominee, and may be subject to an earlier deadline. You bear the risk of ensuring proper and timely delivery.

Your submission of this Election Form does NOT constitute a vote for the adoption of the Merger Agreement. You may submit an Election Form even if you have voted, or plan on voting, against the adoption of the Merger Agreement. In order to vote your shares of Eidos common stock for or against the adoption of the Merger Agreement, you must follow the instructions for voting contained in the Merger Agreement, which are described in the Joint Proxy Statement/Prospectus and the accompanying proxy materials. If the Merger Agreement is not adopted by the requisite vote of Eidos stockholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any Merger Consideration and the Election Form will be void and of no effect.

REGISTERED HOLDER(S) SIGN BOX B BELOW

I hereby represent and warrant that I have full power and authority to complete and deliver this document, to make the election set forth below and to deliver for surrender and cancellation the shares described in Box A and any other shares represented by certificates that I have delivered along with this document, if applicable. I represent and warrant that such shares are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claims. If the Exchange Agent requests, I will execute and deliver any additional documents necessary or desirable to complete the exchange of the shares. All authority that I confer by this document will survive my death or incapacity and all my obligations hereunder will be binding on my heirs, personal representatives, successors and assigns. I acknowledge that the shares will not be deemed delivered until this document and the accompanying certificates, if any, are actually received by the Exchange Agent or the book-entry shares are surrendered to the Exchange Agent, as applicable. Until then, the risk of loss and title to the certificates or book-entry shares, as applicable, will not pass to the Exchange Agent.

BOX B YOU MUST SIGN IN THE BOX BELOW. Also: Sign and provide your tax ID number on the Substitute Form W-9 below.	BOX C
SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 5.

Must be signed by the registered holder(s) EXACTLY as the name(s) appear(s) on the stock certificate(s) or electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction 2.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in Box B must be guaranteed by an Eligible Institution. See Instruction 5.

Name of Registered Holder	Authorized Signature

Signature of Registered Holder	Name of Firm

Title, if any	Address of Firm – Please Print

Date: __________________, [•]

Telephone No.: ________________

Mark a box below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, the Cash Consideration will be prorated as necessary to ensure that the aggregate amount of Cash Consideration payable in the mergers is no greater than $175 million, as further described below. Therefore, there is no assurance that you will receive the full amount of Cash Consideration that you elect. The allocation of the Merger Consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. For a detailed description of the proration mechanism, please refer to the Joint Proxy Statement/Prospectus filed in connection with the transaction. Please see the section entitled “Important Tax Information” below and complete and submit such forms as applicable.

ELECTION OPTIONS

I hereby elect to receive the following as consideration for my shares of Eidos common stock to which this Election Form relates, subject to proration, as calculated in accordance with the Merger Agreement (MARK ONLY ONE BOX):

ALL STOCK ELECTION (1.85 shares of BridgeBio common stock (plus cash in lieu of any fractional shares) for EACH share of Eidos common stock (the “Stock Consideration”))

☐ Mark this box to elect to receive the Stock Consideration with respect to ALL of your shares of Eidos common stock.

ALL CASH ELECTION ($73.26 in cash for EACH share of Eidos common stock, subject to proration (the “Cash Consideration”))

☐ Mark this box to elect to receive the Cash Consideration with respect to ALL of your shares of Eidos common stock.

MIXED ELECTION (A mixed election of Cash Consideration for some of your shares of Eidos common stock and Stock Consideration for the remainder of your shares of Eidos common stock)

☐ Mark this box to elect to make a mixed election with respect to your Eidos common stock.

Please fill in the number of whole shares of Eidos Common Stock for which you would like to receivethe Cash Consideration. You will receive the Stock Consideration for the remainder of your whole shares of Eidos common stock.

NO ELECTION (No preference with respect to the receipt of BridgeBio common stock, cash or a combination of stock and cash)

☐

Mark this box to make no election with respect to your Eidos common stock. If you mark this box, you will be deemed to have elected the Stock Consideration with respect to ALL of your shares of Eidos common stock.

You will be deemed to have made a “NO ELECTION” (and will therefore be deemed to have elected the Stock Consideration) if:

•	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;

•

A properly completed Election Form together with your stock certificate(s) (if any) or confirmation of book-entry transfer is not actually received by the Exchange Agent on or before the Election Deadline;

•	You properly and timely revoke a prior election without properly and timely making a new election; or

•	You check the “No Election” box above.

IMPORTANT: Elections will be subject to proration in accordance with the Merger Agreement. If the number of shares electing to receive the Cash Consideration multiplied by the per share Cash Consideration exceeds $175 million, then each share of Eidos common stock with respect to which an election to receive the Cash Consideration has been made and not revoked or lost pursuant to the Merger Agreement will be converted into the right to receive (i) an amount (without interest) of cash equal to the quotient of (A) $175 million divided by (B) the number of shares electing to receive the Cash Consideration and (ii) a number of shares of BridgeBio common stock equal to the product of 1.85 multiplied by (A) one minus (B) a fraction, (x) the numerator of which is $175 million and (y) the denominator of which is the product of (1) the number of shares electing to receive the Cash Consideration multiplied by (2) $73.26. The Stock Consideration will not be subject to proration.

No guarantee can be made that you will receive the amount of Cash Consideration that you elect. If and to the extent that you receive BridgeBio common stock as Merger Consideration, the value of the Merger Consideration you receive will depend on the price of BridgeBio common stock after the time you make your election. No guarantee can be made as to the value of the Stock Consideration received relative to the value of the Eidos common shares being exchanged.

If the Merger Agreement is not adopted by the requisite vote of Eidos stockholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any Merger Consideration and the Election Form will be void and of no effect. In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Eidos common stock by cancelling all such certificated shares, issuing an equal number of book-entry shares in the Direct Registration System and mailing a transaction advice reflecting such issuance, together with any other documents received by the Exchange Agent, to the person who deposited the same. The Exchange Agent will return any transaction advice for such shares of Eidos common stock and other documents to be delivered by the Exchange Agent by first class or registered mail.

I certify that this election covers all of the shares of Eidos common stock registered in my name and either (1) beneficially owned by me or (2) owned by me in a representative or fiduciary capacity for a particular beneficial owner. This election is subject to the terms and conditions set forth in the Joint Proxy Statement/Prospectus furnished to the stockholders of BridgeBio and Eidos in connection with the mergers. I acknowledge receiving a copy of that Joint Proxy Statement/Prospectus. I understand that I can obtain additional copies from the Exchange Agent if I wish.

I understand that I should refer to the tax issues addressed in the Joint Proxy Statement/Prospectus before making my election.

Please note:

If you fail to submit this form by the deadline described below, or if you fail to enclose your Eidos stock certificate(s) with this form (if any), you will be treated as though you expressed no preference between cash and stock and will be deemed to have elected to receive the Stock Consideration.

The deadline for submission of this form is 5:00 p.m., New York City time, on the date that is as near as practicable to three business days prior to the closing date of the mergers, unless otherwise agreed to in advance by BridgeBio and Eidos. To ensure that you meet the deadline, we encourage you to submit this form and your stock certificate(s) (if any) as soon as possible. We will permit you to revoke the form and we will return your stock certificate(s) to you if you notify the Exchange Agent in writing prior to the deadline.

To meet the deadline, you must properly complete this form and cause it to be delivered by the deadline, along with your stock certificate(s) (if any) and any other documents noted in the instructions below, to the Exchange Agent at the address shown below. If this document is delivered to any address other than the one shown below, it will not be a valid delivery. The Exchange Agent cannot be responsible for documents delivered to the wrong address.

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

IMPORTANT TAX INFORMATION

NOTE: FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 BELOW MAY RESULT IN BACKUP

WITHHOLDING OF A SUBSTANTIAL PERCENTAGE OF ANY PAYMENT OR DISTRIBUTIONS

MADE TO YOU PURSUANT TO THE MERGER OR OTHERWISE.

See Instruction 9 of this Letter of Transmittal with respect to the substitute Form W-9.

BOX D

PAYER: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name:
Address:

Check appropriate box for federal tax classification:

☐ Individual/Sole Proprietor             ☐ C Corporation      ☐ S Corporation

☐ Partnership                                     ☐ Partnership           ☐Trust/estate

☐ Limited Liability Company. Enter the tax classification

(C=C corporation, S=S corporation, P=partnership) __________

☐ Other (see Instructions) __________

☐ Exempt from backup withholding

	Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: ______________________ OR EIN: ______________________
Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. Certification

Under penalties of perjury, I certify that:

(1)   The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2)   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)   I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:Date:________________________________ Date:______________________, [•]

You must complete the following certificate if you wrote “applied for” in part I of this substitute form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature:______________________________________________________________________                  Date:____________

SPECIAL PAYMENT AND MAILING INSTRUCTIONS

I understand that the shares of BridgeBio common stock or payment checks for cash that will be issued in exchange for the Eidos common stock I surrender will be issued in the same names as the Eidos common stock I surrender, whether certificated or held electronically in a book-entry account, and will be mailed to the address of the registered holders indicated in Box A, unless I indicate otherwise in Box E or Box F below. If Box E is completed, my signature must be guaranteed in Box C as described in Instruction 5. Method of delivery of the certificate(s) (if any) is at the option and risk of the owner thereof. See Instruction 1.

If your Certificate(s) have been lost, stolen, misplaced or mutilated contact the Exchange Agent at (877) 248-6417 or (718) 921-8317. See Instruction 8.

BOX E SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	BOX F SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the shares of BridgeBio common stock and/or check, if any, is to be issued in a name different from the name on the surrendered certificate(s) or book-entry account, as applicable. Issue to:

Complete ONLY if the payment check, if any, is to be mailed to an address other than the address reflected in Box A. Mail to:

Name:	Name:

Address:	Address:

(Please also complete Substitute Form W-9 above AND see instructions regarding signature guarantee. See Instructions 5 and 9)

INSTRUCTIONS

(1) Execution and Delivery. This document, or a copy of it, must be properly filled in, dated and signed. It must be delivered, together with your Eidos stock certificates (if any), to the Exchange Agent at the appropriate address set forth above.

You may choose any method to deliver this document and your stock certificates (if any); however, you assume all risk of non-delivery. If you choose to use the mail, we recommend that you use registered mail, return receipt requested, and that you properly insure all stock certificates (if any). Delivery shall be effected, and risk of loss and title to the stock certificates or book-entry shares will pass, only when those stock certificates are actually received by the Exchange Agent or those book-entry shares are actually surrendered to the Exchange Agent, as applicable.

The Exchange Agent will credit your book-entry account and/or mail the payment checks to which you are entitled, only after:

•	you have delivered to the Exchange Agent this form, or a copy of it, properly completed,

•	you have delivered your Eidos stock certificates or surrendered your book-entry shares of Eidos common stock to the Exchange Agent along with this form, as applicable;

•

you have followed the relevant instructions in this document in completing this form and delivering this form and your stock certificates or your book-entry shares of Eidos common stock to the Exchange Agent, as applicable; and

•	the mergers have been completed.

(2) Signatures. Except as otherwise permitted below, you must sign this Election Form exactly the way your name appears on the face of your Eidos stock certificates or your book-entry account, as applicable. If the shares are owned by two or more persons, each one must sign exactly as his or her name appears on the face of the certificates or book-entry accounts, as applicable. If shares are registered in different names on several certificates or book-entry accounts, it will be necessary to complete, sign and submit as many separate copies of this form as there are different registrations of the certificates or book-entry accounts. If shares of Eidos common stock have been assigned by the registered owner, this document should be signed in exactly the same way as the name of the assignor appearing on the stock certificates, book-entry accounts or transfer documents, as applicable. See Instructions 5(a) and 5(b).

(3) Resolution of Disputes. Any and all disputes regarding this Election Form will be resolved by BridgeBio, and its decision will be conclusive and binding on all concerned. BridgeBio may delegate this function to the Exchange Agent in whole or in part. Each of BridgeBio and the Exchange Agent has reasonable discretion to reject any and all documents and surrenders of Eidos common stock, whether certificated or held electronically in book-entry form, including this Form of Election, that it decides are not in proper form. Each of BridgeBio and the Exchange Agent has reasonable discretion to waive any immaterial irregularities in any document or in the surrender of any stock certificate. An Election Form will not be considered to have been submitted, and an Eidos stock certificate will not be considered to have been surrendered, until all defects or irregularities have been either waived or cured.

(4) Issuing Payment Checks and New Shares of BridgeBio Common Stock in the Same Name. If the new shares of BridgeBio common stock or the payment checks, as applicable, are to be issued in the name as it appears on the registered holders’ book-entry account or as is inscribed on the surrendered Eidos stock certificates (if any), the surrendered stock certificates (if any) do not need to be endorsed and the signatures on this document do not need to be guaranteed. If you need to correct a name or change a name, but no change in ownership is involved, see Instruction 5(c).

(5) Issuing Payment Checks and New Shares of BridgeBio Common Stock in Different Names. If the new shares of BridgeBio common stock or payment checks, as applicable, are to be issued in the name of someone other than the name as it appears on the registered holders’ book-entry account or as is inscribed on the surrendered stock certificates (if any), you must follow the instructions below. Note that in each circumstance listed below, stockholders must have signatures guaranteed in Box C and must complete Box E.

(a) Endorsement and Guarantee. The surrendered Eidos stock certificates (if any) must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holders of those certificates (if any) to the person who is to receive the new shares of BridgeBio common stock or payment checks. The signatures of the registered holders on the endorsement or stock power must correspond with the names written upon the face of the Eidos stock certificates (if any) in every particular instance and must be medallion guaranteed by an eligible guarantor institution as defined below.

Definition of Eligible Guarantor Institution. The term “eligible guarantor institution” is defined in Rule17Ad-15 of the regulations of the Securities and Exchange Commission. The types of entities listed below typically qualify as eligible guarantor institutions. If you are not certain whether a particular institution is an eligible guarantor institution, you should check with the Exchange Agent before using that institution to guarantee your signature.

•	Banks;

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers;

•	Credit unions;

•	National securities exchanges, registered securities associations, and clearing agencies; and

•	Savings associations.

(b) Transferor’s Signature. This document must be signed by the transferor or assignor or his or her agent, and should not be signed by the transferee or assignee. See Box B. The signature of the transferor or assignor must be medallion guaranteed by an eligible guarantor institution in the manner described in Instruction 5(a).

(c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., this document should be signed, e.g., “Mary Doe, now by marriage Mary Jones.” For a correction in name, this document should be signed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown.” The signature in each case should be guaranteed in the manner described in Instruction 5(b) above and Box E should be completed.

You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of new shares of BridgeBio common stock or payment checks in a name different from the name of the registered holder that appears on the surrendered Eidos stock certificates (if any) or book-entry accounts.

(6) Supporting Evidence. If this document, any stock certificate endorsement or any stock power is executed by

•	an agent,

•	an attorney,

•	an administrator,

•	an executor,

•	a guardian,

•	a trustee,

•	an officer of a corporation on behalf of the corporation, or

•	any other person in any fiduciary or representative capacity,

then you must submit documentary evidence of the signer’s appointment and authority to act in that capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making the execution. The documentary evidence must be in a form that is satisfactory to the Exchange Agent.

(7) Special Instructions for Delivery by the Exchange Agent. The new shares of BridgeBio common stock or payment checks will be credited to the account of the registered holder or mailed to the address of the registered holder indicated in Box A, respectively, unless different instructions are given in Box F.

(8) Lost, Stolen or Destroyed Certificates. If your shares of Eidos common stock are certificated and you are unable to locate your stock certificates, the Exchange Agent will send you additional documentation that you must complete in order to exchange your lost or destroyed certificates. There may be a fee to replace lost certificates. You should contact the Exchange Agent as follows with respect to lost or destroyed certificates:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Tel: (877) 248-6417 or (718) 921-8317

(9) Federal Income Tax Withholding. Under U.S. federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain cash payments it makes to holders of Eidos common stock. Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your “TIN”) on Substitute Form W-9 to avoid “backup withholding” of federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. This document includes a Substitute Form W-9 as Box D. The Substitute Form W-9 requires that you certify, under penalties of perjury, that the TIN provided is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, the IRS may subject you to a $50 penalty, and payments made for surrendered shares of Eidos common stock may be subject to backup withholding at a rate of 24%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making the statement, the IRS may subject you to a $500 penalty.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

The TIN that must be provided on the Substitute Form W-9 is that of the registered holders of the shares of common stock at the Effective Time of the mergers. The box in Part II of the Substitute Form W-9 may be checked if the person surrendering the shares of Eidos common stock has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II has been checked, the person surrendering the shares of Eidos common stock must also complete the Certification: Awaiting Taxpayer Identification Number in order to avoid backup withholding. Even though the box in Part II may be checked (and the Certification: Awaiting Taxpayer Identification Number may be completed), the Exchange Agent will withhold 24% on all cash payments with respect to surrendered shares of Eidos common stock made before the Exchange Agent has received a properly certified TIN.

Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting the appropriate form, signed under penalties of perjury, certifying to that person’s exempt status. A form of such statement can be obtained from the Exchange Agent. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the Substitute Form W-9.

(10) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete this document, or if you want additional copies of this document, please contact the Information Agent, Morrow Sodali LLC You may reach the Information Agent as follows:

Morrow Sodali LLC

509 Madison Avenue

New York, New York 10022

Email: BBIO@investor.morrowsodali.com

Call toll-free at (800) 662-5200 (in North America)

or +1 (203) 658-9400 (outside of North America)

ATTACHMENT A

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. – Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account	Give Name and SOCIAL SECURITY number of	For this type of account	Give Name and EMPLOYER IDENTIFICATION number of

1. An individual’s account	The individual	8. A valid trust, estate or pension trust	Legal entity[4]

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]	11. Partnership or multi-member LLC	The partnership

4. b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]	12. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]	13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*	14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

7. Disregarded entity not owned by an individual	The owner

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s social security number.
[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payee Exempt From Backup Withholding

Payee specifically exempted from backup withholding on ALL payments include the following:

☐	A corporation.
☐	A financial institution.
☐	An organization exempt from tax under section 501(a), or an individual retirement plan.
☐	The United States or any agency or instrumentality thereof.
☐	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
☐	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
☐	An international organization or any agency, or instrumentality thereof.
☐	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
☐	A real estate investment trust.
☐	A common trust fund operated by a bank under section 584(a).
☐	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
☐	An entity registered at all times under the Investment Company Act of 1940.
☐	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

☐	Payments to nonresident aliens subject to withholding under section 1441.
☐	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
☐	Payments made by certain foreign organizations.
☐	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

☐	Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

☐	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
☐	Payments described in section 6049(b)(5) to nonresident aliens.
☐	Payments made by certain foreign organizations.
☐	Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 24% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)

Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION

CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

FREQUENTLY ASKED QUESTIONS

1. Why have I been sent the Election Form and Letter of Transmittal?

On October 5, 2020, BridgeBio, Eidos, Merger Sub I and Merger Sub II entered into the Merger Agreement, providing for the acquisition of the shares of Eidos common stock not held by BridgeBio or its subsidiaries, on the terms and conditions set forth in the Merger Agreement. Under the Merger Agreement: (i) Merger Sub I will merge with and into Eidos, with Eidos surviving the initial merger and (ii) immediately following the initial merger, Eidos will merge with and into Merger Sub II, with Merger Sub II surviving as an indirect, wholly owned subsidiary of BridgeBio.

If the mergers are completed, each share of Eidos common stock issued and outstanding immediately prior to the effective time of the initial merger (the “Effective Time”) that is not owned by by Eidos as treasury stock, owned by BridgeBio or any of its subsidiaries and that is not a restricted share award will be converted into the right to receive, at the election of each Eidos stockholder, either (1) 1.85 shares of common stock of BridgeBio (i.e., the “Stock Consideration”) or (2) $73.26 in cash (i.e., the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”), subject to proration. The Cash Consideration will be prorated as necessary to ensure that the aggregate amount of Cash Consideration payable in the mergers is no greater than $175 million. Accordingly, you may not receive the full amount of Cash Consideration that you elect.

For a full discussion of the mergers and the effect of your election, see the Merger Agreement and the Joint Proxy Statement/Prospectus (File No. 333-[•]) that has been filed with the U.S. Securities and Exchange Commission (the “SEC”) by BridgeBio and mailed to Eidos stockholders (including annexes thereto and documents incorporated therein by reference). Before making your election, you are encouraged to read carefully these instructions, the entire Merger Agreement and the Joint Proxy Statement/Prospectus.

You are able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by BridgeBio through the website maintained by the SEC at http://www.sec.gov, BridgeBio’s website at https://investor.bridgebio.com or Eidos’ website at www.Eidostx.com, or from Morrow Sodali LLC, BridgeBio’s Information Agent. The information contained in the Joint Proxy Statement/Prospectus is current as of [•], [•], and does not reflect subsequent developments. However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the SEC by BridgeBio and Eidos. You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus as well as these instructions and related materials. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please contact Morrow Sodali LLC at (800) 662-5200 (in North America) or +1 (203) 658-9400 (outside of North America).

The Election Form is to be used to make an election with respect to the type of Merger Consideration you would like to receive in connection with the mergers. Your submission of the Election Form does not constitute a vote for the approval of the mergers. You may submit an Election Form even if you have voted, or plan on voting, against the approval of the Merger Agreement. In order to vote your shares of Eidos common stock for or against the approval of the Merger Agreement, you must follow the instructions for voting described in the Joint Proxy Statement/Prospectus and the accompanying proxy materials. If the Merger Agreement is not adopted by the requisite vote of Eidos stockholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any Merger Consideration and the Election Form will be void and of no effect.

If you own shares of Eidos common stock in “street name” or through a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of Eidos common stock. Note that these instructions may require that you deliver all documentation to the bank, broker or other nominee several days in advance of the Election Deadline, which Election Deadline is currently anticipated to be 5:00 p.m., New York City time, on the date which is as near as practicable to three business days preceding the closing date of the mergers, to enable them to deliver the forms in turn to American Stock Transfer & Trust Company, LLC, the Exchange Agent, in a timely manner. BridgeBio and Eidos will issue a press release announcing the Election Deadline at least five business days prior to the anticipated Election Deadline. If the Election Deadline is delayed, BridgeBio and Eidos will promptly announce such delay and, when determined, the rescheduled Election Deadline.

2. What is the Election Form? [For Registered Holders]

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of Eidos common stock. Second, if you hold your shares of Eidos common stock in certificated form, it allows you to surrender your Eidos stock certificate(s) in order to receive payment for the shares of Eidos common stock you own. If you own your shares of Eidos common stock in electronic, book-entry form, you do not need to include any Eidos stock certificate(s) and simply need to return the completed Election Form.

The Election Form is to be completed, submitted to and received by the Exchange Agent prior to the Election Deadline by Eidos stockholders desiring to make an election. If you do not return a properly completed Election Form by the Election Deadline, you will be deemed to have elected to receive the Stock Consideration for your shares of Eidos common stock.

3. How do I complete the Election Form? [For Registered Holders]

The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. It is important that you read all of the instructions attached to the Election Form and these Frequently Asked Questions before completing the Election Form to help ensure you make a valid election.

When completed, please sign the Election Form and send it to the Exchange Agent at the address provided below along with your stock certificate(s) (if applicable) so that you can make your election to receive either shares BridgeBio common stock, cash or a combination of BridgeBio common stock and cash. Please see Question 17 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required. Note that if you own shares of Eidos common stock in “street name” through a bank, broker or other nominee, you should follow the instructions of the bank, broker or other nominee for making an election with respect to your shares. That deadline may be earlier than the Election Deadline specified above.

If you hold your Eidos shares in certificated form, you should include your Eidos stock certificate(s) with your completed Election Form. Do not sign the back of your stock certificate(s). By signing the Election Form, you agree to surrender your Eidos common stock for exchange, you confirm that your Taxpayer Identification Number (“TIN”) is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions. If you hold your Eidos shares in electronic, book-entry form, you do not need to include any stock certificate(s) with your completed Election Form.

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Do not send your election materials to BridgeBio, Eidos or the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. If you are mailing your stock certificate(s) (if any), we recommend that you make copies of your stock certificate(s) and completed Election Form. We also recommend sending them by registered mail, appropriately insured, return receipt requested. Delivery shall be effected, and risk of loss and title to the stock certificates or book-entry shares will pass, only when those stock certificates are actually received by the Exchange Agent or those book-entry shares are actually surrendered to the Exchange Agent, as applicable.

4. When is my Election Form and Letter of Transmittal due?

It is critical to note that Election Forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York City time, on the Election Deadline. If the Election Deadline is delayed, BridgeBio and Eidos will promptly announce such delay and, when determined, the rescheduled Election Deadline.

5. How do I make an election if I hold my shares in “street name” or through a bank, broker or other nominee?

If you hold your shares of Eidos common stock in “street name” or through a bank, broker or other nominee, you should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of Eidos common stock. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election due to the time needed for these third parties to comply with their own internal procedures. Please contact your bank, broker or other nominee with any questions. It is critical to note that Election Forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York City time, on the Election Deadline. Neither BridgeBio, Eidos or the Exchange Agent will be responsible for the consequences of any failure by you or any third party to act on a timely basis to transmit or process your Election Form and any related documents.

6. What if I do not send an Election Form, it is not received or I miss the Election Deadline?

If you do not make a valid election with respect to any Eidos shares you own, you will be deemed to have elected the Stock Consideration.

You will be deemed to have not made a valid election if:

•	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;

•

A properly completed Election Form together with your stock certificate(s) (if any) or confirmation of book-entry transfer is not actually received by the Exchange Agent on or before the Election Deadline;

•	You properly and timely revoke a prior election without properly and timely making a new election; or

•	You check the “No Election” box on the Election Form.

You bear the risk of proper and timely delivery.

7. I have received more than one set of election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes, if you own stock in more than one manner, or you own stock in more than one name, you need to complete a separate Election Form for each manner of ownership of stock. For example, you may have shares registered directly with Eidos; you may own Eidos shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Eidos common stock. Failure to properly complete an Election Form means that no election will be made with respect to the shares to which that Election Form applies and you will be deemed to have elected the Stock Consideration. See question 6 above.

8. Can I change or revoke my election after the Election Form has been submitted?

Yes. You may change or revoke your election at any time prior to the Election Deadline. You may change your election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is actually received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the stock certificate(s) or book-entry transfer representing the shares subject to the election being revoked. In the event that an Election Form is revoked, the shares of Eidos common stock as to which an election was made in such Election Form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the holder of such shares and actually received by the Exchange Agent prior to the Election Deadline.

If you revoke your election, you may subsequently submit a new election prior to the Election Deadline for shares you own as of the date of submission of such new Election Form. Such Election Form must be received by the Exchange Agent prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form (except in relation to the delivery of previously-delivered stock certificate(s) or confirmation of delivery of shares in book-entry form representing surrendered Eidos shares). You cannot revoke or change your election after the Election Deadline.

If you instructed a bank, broker or other nominee to submit an election for your shares, you must follow the directions of your bank, broker or other nominee for changing those instructions.

9. Can I transfer my Eidos shares after the Election Form has been submitted?

Any subsequent transfer of any shares of Eidos common stock after the holder of such shares has submitted an Election Form shall automatically revoke such election as to such shares of Eidos common stock (and such subsequent transferee may make a new election pursuant to and if permitted by the terms of the Merger Agreement).

10. Am I guaranteed to receive what I ask for on the Election Form?

No. Your election is subject to proration in accordance with the Merger Agreement. Even holders of Eidos common stock that properly submit and do not withdraw a completed Election Form prior to the Election Deadline will be subject to the proration procedures in the Merger Agreement if they elect to receive the Cash Consideration and, accordingly, there is no guarantee that holders of Eidos common stock electing to receive the Cash Consideration will receive the Merger Consideration preferences reflected in his, her or its completed Election Form. In particular, the Cash Consideration will be prorated as necessary to ensure that the aggregate amount of Cash Consideration payable in the mergers is no greater than $175 million. After the Election Deadline, the Exchange Agent will calculate the amount of cash and shares of BridgeBio common stock to be distributed to each Eidos stockholder, based on all valid elections received and in accordance with such proration procedures (as further set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus).

Moreover, because the Stock Consideration is fixed, the implied value of the Stock Consideration will fluctuate with the market price of BridgeBio common stock and will not be known at the time Eidos stockholders vote on the mergers or at the time Eidos stockholders elect their form of Merger Consideration. Eidos stockholders should obtain current stock price quotations for BridgeBio common stock and Eidos common stock before deciding how to vote with respect to the Eidos proposals and before electing the form of Merger Consideration.

11. How will the Cash Consideration be prorated?

According to the Merger Agreement, if the number of shares electing to receive the Cash Consideration multiplied by the per share Cash Consideration exceeds $175 million, then each share of Eidos common stock with respect to which an election to receive the Cash Consideration has been made and not revoked or lost pursuant to the Merger Agreement will be converted into the right to receive (i) an amount (without interest) of cash equal to the quotient of (A) $175 million divided by (B) the number of shares electing to receive the Cash Consideration and (ii) a number of shares of BridgeBio common stock equal to the product of 1.85 multiplied by (A) one minus (B) a fraction, (x) the numerator of which is $175 million and (y) the denominator of which is the product of (1) the number of shares electing to receive the Cash Consideration multiplied by (2) $73.26. The Stock Consideration will not be subject to proration.

12. Will I receive any fractional shares?

No certificates, receipts or scrip representing fractional shares of BridgeBio common stock will be issued upon the conversion of shares of Eidos common stock pursuant to the Merger Agreement. Instead, each Eidos stockholder who would otherwise be entitled to fractional shares of BridgeBio common stock will be entitled to an amount in cash, rounded to the nearest whole cent, determined by multiplying (i) the amount of the fractional share interest in a share of BridgeBio common stock to which such holder is entitled under the Merger Agreement and (ii) the volume weighted average price for a share of BridgeBio common stock on The Nasdaq Global Select Market (the “Nasdaq”) (as reported by Bloomberg or, if not reported thereby, in another authoritative source mutually selected by BridgeBio and Eidos) for the five consecutive trading days ending on (and including) the second trading day immediately prior to the Election Deadline.

13. How long will it take to receive the Merger Consideration after the mergers are completed? [For Registered Holders]

After the Effective Time of the mergers, upon the surrender of your shares in accordance with and accompanied by the Election Form, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, you will receive from the Exchange Agent, as soon as practicable, the Merger Consideration you are entitled to receive under the Merger Agreement, an amount in cash equal to the fractional share consideration holders may be entitled to receive pursuant to the mechanics described above and any applicable dividends or distributions with respect to BridgeBio common stock having a record date after the Effective Time of the mergers and a distribution date prior to the date that you have surrendered your shares.

The date that you will receive your Merger Consideration depends on the consummation of the mergers, which is uncertain. The consummation of the mergers might be later than expected due to unforeseen events, such as delays in obtaining the required approvals described in the Merger Agreement.

14. Should my signature on the Election Form be guaranteed? [For Registered Holders]

If all new shares of BridgeBio common stock or payment checks are to be issued in the name as it appears on the registered holders’ book-entry accounts or as is inscribed on the surrendered stock certificates (if any), the surrendered stock certificates (if any) do not need to be endorsed and the signatures on this document do not need to be guaranteed. If any new shares of BridgeBio common stock or payment checks are to be issued in the name of someone other than the name as it appears on the registered holders’ book-entry account or as is inscribed on the surrendered stock certificates (if any), stockholders must have signatures guaranteed in Box C and must complete Box E. See Instructions 4 and 5 above.

15. What if I want to submit special payment and issuance instructions?

If the Merger Consideration is to be payable or shares of BridgeBio common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution, and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the box entitled “Box E Special Issuance/Payment Instructions” on the SPECIAL PAYMENT AND MAILING INSTRUCTIONS that is part of the Election Form.

15. What if I want the Merger Consideration delivered to a different address?

If the Merger Consideration is to be delivered to another address than that set forth next to the signature of the registered holder(s), indicate the address in the box entitled “Box F Special Delivery Instructions” on the SPECIAL PAYMENT AND MAILING INSTRUCTIONS that is part of the Election Form.

16. What if I cannot locate my stock certificate(s)? [For Registered Holders]

For any election to be effective, the Election Form must be accompanied by stock certificate(s) or confirmation of delivery in book-entry form representing the shares of Eidos common stock in exchange for which you are electing to receive shares of BridgeBio common stock or cash (or a combination of both) in the mergers and which are currently held by you no later than the Election Deadline.

You may be unable to receive any Merger Consideration with respect to such stock certificate(s) or shares until such time as the stock certificate(s) or shares are delivered to the Exchange Agent. If your certificate(s) (if any) representing shares of Eidos common stock has (have) been lost, stolen, mutilated or destroyed, contact the Exchange Agent, American Stock Transfer & Trust Company, LLC at (877) 248-6417 or (718) 921-8317 as soon as possible and, in any event, prior to submitting the Election Form. You may be required to complete certain additional documentation and file it with the Exchange Agent. An Election Form and related documents cannot be processed until the procedures for replacing lost, stolen, mutilated or destroyed certificate(s) have been followed.

17. How should I send in my signed documents and stock certificate(s) (if any)?

Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline. You are solely responsible for delivery of the election materials and any other required documents to the Exchange Agent. Delivery of the election materials to an address other than as set forth below will not constitute a valid delivery to the Exchange Agent.

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If you are mailing stock certificate(s) (if any), we recommend that you make copies of your stock certificate(s) and completed Election Form. We also recommend sending your stock certificate(s) by courier or by registered mail, appropriately insured, with return receipt requested.

Do not send your election materials to BridgeBio, Eidos or the Information Agent because they will not be forwarded to the Exchange Agent and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Delivery shall be effected, and risk of loss and title to the stock certificates or book-entry shares will pass, only when those stock certificates are actually received by the Exchange Agent or those book-entry shares are actually surrendered to the Exchange Agent, as applicable.

18. Am I required to submit any tax forms?

Under U.S. federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain cash payments it makes to holders of Eidos common stock. Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your “TIN”) on Substitute Form W-9 to avoid “backup withholding” of federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. This document includes a Substitute Form W-9 as Box D. The Substitute Form W-9 requires that you certify, under penalties of perjury, that the TIN provided is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, the IRS may subject you to a $50 penalty, and payments made for surrendered shares of Eidos common stock may be subject to backup withholding at a rate of 24%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making the statement, the IRS may subject you to a $500 penalty.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

The TIN that must be provided on the Substitute Form W-9 is that of the registered holders of the shares of common stock at the Effective Time of the mergers. The box in Part II of the Substitute Form W-9 may be checked if the person surrendering the shares of Eidos common stock has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II has been checked, the person surrendering the shares of Eidos common stock must also complete the Certification: Awaiting Taxpayer Identification Number in order to avoid backup withholding. Even though the box in Part II may be checked (and the Certification: Awaiting Taxpayer Identification Number may be completed), the Exchange Agent will withhold 24% on all cash payments with respect to surrendered shares of Eidos common stock made before the Exchange Agent has received a properly certified TIN.

Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting the appropriate form, signed under penalties of perjury, certifying to that person’s exempt status. A form of such statement can be obtained from the Exchange Agent. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the Substitute Form W-9.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining the exemption, or for further guidance in completing the Substitute Form W-9.

19. What are the United States federal income tax consequences of the mergers to me as an Eidos stockholder?

The mergers, taken together, are expected to qualify as a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. In such case, a U.S. holder of Eidos common stock that receives BridgeBio stock or a combination of BridgeBio stock and cash generally would recognize gain (but not loss) in an amount not exceeding the amount of cash received by such U.S. holder, and a U.S. holder of Eidos common stock receiving solely cash would recognize gain or loss in an amount equal to the difference between the cash received and such holder’s basis in the Eidos common stock surrendered. Such gain or loss will generally constitute capital gain or loss and will constitute long-term capital gain or loss if the Eidos common stock was held for more than one year as of the date of the initial merger. Although BridgeBio and Eidos intend and expect the mergers to qualify as a “reorganization,” please note that the completion of the mergers is not conditioned on the mergers qualifying as a “reorganization” or upon the receipt of an opinion from counsel or ruling from the IRS to that effect. Accordingly, no assurance can be given that the mergers, taken together, will qualify as a “reorganization.”

For a more complete description of the U.S. federal income tax consequences of the mergers, including if the mergers do not to qualify as a “reorganization,” see the section entitled “Material U.S. Federal Income Tax Consequences” in the Joint Proxy Statement/Prospectus. The tax consequences of the mergers to you will depend on your particular facts and circumstances. You should consult your own tax advisor as to the specific tax consequences of the mergers to you in light of your particular circumstances.

20. If I hold outstanding Eidos restricted share awards or restricted stock units, what will happen to those rewards or units in the mergers?

Each outstanding award of shares of Eidos common stock that is subject to forfeiture conditions, but excluding any shares that are subject solely to a repurchase condition (each, an “Eidos restricted share award”) will be converted into an award covering a number of whole restricted shares of BridgeBio common stock equal to the product of (i) the number of shares of Eidos common stock subject to such Eidos restricted share award immediately prior to the Effective Time multiplied by (ii) 1.85, which BridgeBio shares will be subject to the same terms and conditions as were applicable to such Eidos restricted share award immediately prior to the Effective Time (including for any accelerated vesting in connection with the mergers or the other transactions contemplated by the Merger Agreement). Any fractional restricted shares of BridgeBio common stock resulting from the above formula will be paid out to the holder of such Eidos restricted share award in cash (rounded to the nearest cent), without interest but after giving effect to any required tax withholdings, in an amount equal to the product of (x) the fraction of a share of BridgeBio common stock to which such holder would otherwise have been entitled to receive, multiplied by (y) the volume weighted average (rounded to the nearest cent) of the trading price for a share of BridgeBio common stock on the Nasdaq for the five consecutive trading days ending on (and including) the second trading day immediately prior to the Election Deadline, without regard to any vesting requirements.

In addition to the foregoing, the parties have agreed that, to the extent that Eidos restricted stock units are granted to new hires in the interim period prior to the Effective Time of the mergers, such Eidos restricted stock units will be treated in the same manner as Eidos restricted share awards, discussed above. Accordingly, each restricted stock unit granted to new hires in the interim period prior to the effective time of the mergers (each, an “Eidos RSU”) will be converted into an award of restricted stock units in respect of a number of shares of BridgeBio common stock equal to the product of (i) the number of Eidos RSUs outstanding immediately prior to the Effective Time of the mergers, multiplied by (ii) 1.85, which BridgeBio converted restricted stock units will be subject to the same terms and conditions as were applicable to such Eidos RSUs immediately prior to the Effective Time of the mergers. Any fractional BridgeBio restricted stock unit resulting from the above formula will be paid out to the holder of such Eidos RSUs in cash (rounded to the nearest cent), without interest but after giving effect to any required tax withholdings, in an amount equal to the product of (x) the fraction of a share of BridgeBio common stock (rounded to the nearest thousandth when expressed in decimal form) to which such holder would otherwise have been entitled to receive, multiplied by (y) the volume weighted average (rounded to the nearest cent) of the trading price for a share of BridgeBio common stock on the Nasdaq for the five consecutive trading days ending on (and including) the second trading day immediately prior to the Election Deadline, without regard to any vesting requirements.

21. Are there any fees associated with the exchange of my shares of Eidos common stock?

There are no fees associated with the exchange, unless you need to replace a missing Eidos stock certificate or you are required to pay certain transfer taxes. It will be a condition to the issuance of any check or shares of BridgeBio common stock in any name(s) other than the name(s) in which the shares of Eidos common stock is (are) registered that the person(s) requesting the issuance of such check or shares of BridgeBio common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

22. What if the mergers are not consummated?

Consummation of the mergers is subject to the required approvals of both BridgeBio and Eidos stockholders, as well as other customary closing conditions. No payments related to any surrender of shares of Eidos common stock will be made prior to the consummation of the mergers, and no payments will be made to Eidos stockholders if the Merger Agreement is terminated for any reason. If the Merger Agreement is terminated, all elections will be void and of no effect and the stock certificate(s) or book-entry shares, as applicable, submitted to the Exchange Agent will be returned as soon as practicable to the persons submitting them.

23. Can I elect to have a portion of my shares exchanged under different election options?

Yes. If you would like to receive a combination of cash and BridgeBio common stock, mark the box for a Mixed Election on the Election Form to make a stock election with respect to a portion of your Eidos common stock and a cash election with respect to the remainder of your Eidos common stock, subject to proration. Please fill in the blank to the right of the Mixed Election box to designate the number of whole shares of Eidos common stock that you want converted into the right to receive the Stock Consideration.

24. How will I know when the transaction is completed?

BridgeBio and Eidos will issue a press release announcing completion of the transaction if and when the mergers are consummated. You can obtain this information at the SEC’s website (www.sec.gov), at BridgeBio’s website (https://investor.bridgebio.com), Eidos’ website (www.Eidostx.com) or by calling the Information Agent, Morrow Sodali LLC at (800) 662-5200 (in North America) or +1 (203) 658-9400 (outside of North America).

25. Who do I call if I have additional questions?

If you have any questions regarding the election materials, please contact the Information Agent, Morrow Sodali LLC at (800) 662-5200 (in North America) or +1 (203) 658-9400 (outside of North America).